                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Key Technology, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             [KEY TECHNOLOGY LOGO]


                                150 AVERY STREET
                          WALLA WALLA, WASHINGTON 99362

                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 3, 1999

                               -------------------

To Our Shareholders:

        The Annual Meeting of Shareholders of Key Technology, Inc. (the "Company") will be held at 8:00 A.M. on February 3, 1999 at the offices of the Company, 150 Avery Street, Walla Walla, Washington, for the following purposes:

                1.      To elect two directors of the Company;

                2.      To ratify the selection of auditors for fiscal 1999; and

                3. To transact such other business as may properly come before the meeting.

        Only holders of the Company's Common Stock at the close of business on December 2, 1998 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Shareholders may vote in person or by proxy. The accompanying form of proxy is solicited by the Board of Directors of the Company.

                                    By order of the Board of Directors,


                                    /s/ GORDON WICHER


                                    Gordon Wicher
                                    Secretary


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.


Walla Walla, Washington
January 4, 1999

                             [KEY TECHNOLOGY LOGO]


                                150 AVERY STREET
                          WALLA WALLA, WASHINGTON 99362

                               -------------------

                                 PROXY STATEMENT
                       1999 ANNUAL MEETING OF SHAREHOLDERS

                               -------------------

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Key Technology, Inc. (the "Company") of proxies to be voted at the 1999 Annual Meeting of Shareholders of the Company to be held at 8:00 A.M. on February 3, 1999 at the Company's executive offices located at 150 Avery Street, Walla Walla, Washington, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for the election of the directors, for ratification of the selection of auditors, and in support of the recommendations of management on such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a shareholder cast in person at the meeting. The cost of soliciting proxies will be borne by the Company. To assist in the proxy solicitation, the Company has engaged Allen Nelson & Company, Incorporated for a fee of $1,600.00 plus out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally by the Company's officers and regular employees or by telephone, facsimile transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement and the accompanying form of proxy are first being mailed to shareholders on or about January 4, 1999.


                                     VOTING

        Holders of record of the Company's Common Stock on December 2, 1998 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 4,701,502 shares of Common Stock outstanding and entitled to vote, and a majority, or 2,350,752 of these shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on the election of directors and on any other matter that may properly come before the meeting. Shareholders are not entitled to cumulative voting in the election of directors.

                                     ITEM 1
                              ELECTION OF DIRECTORS

        The Board of Directors is comprised of six directors. The directors are divided into three classes, each of which is comprised of two directors. One class is elected each year for a three-year term. The two nominees for election as directors at this year's Annual Meeting, to serve until the Annual Meeting of Shareholders in 2002, or until their respective successors are elected and qualified, are Thomas C. Madsen and Gordon Wicher. Directors are elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present.

        Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. As with all matters to be voted upon, abstentions and broker non-votes will be counted toward the quorum requirement for the meeting but will not be counted for or against any proposal.

        If either nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominee named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that either of the nominees will be unwilling or unable to serve if elected a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. MADSEN AND WICHER.

        The following table sets forth certain information about each nominee for election to the Company's Board of Directors, each continuing director and each executive officer who is not also a director. Stock ownership information is shown elsewhere in this Proxy Statement under the heading Security Ownership of Certain Beneficial Owners and Management and is based upon information furnished by the respective individuals. The table sets forth the following, as of December 2, 1998: (i) age; (ii) all positions and offices held with the Company; (iii) the period of time served as a director or officer of the Company; and (iv) the expiration of his current term as a director of the Company.

                                                                   HAS BEEN
                                                                  A DIRECTOR    EXPIRATION
                                                                  OR OFFICER    OF CURRENT
           NAME               AGE            POSITIONS               SINCE         TERM
------------------------------------------------------------------------------------------
NOMINEES FOR ELECTION
Thomas C. Madsen              51    President, Chief Executive       1982          1999
                                    Officer and Director
Gordon Wicher+                52    Vice President-General           1982          1999
                                    Manager of Specialized
                                    Conveying Systems,
                                    Secretary and Director

                                                                   HAS BEEN
                                                                  A DIRECTOR    EXPIRATION
                                                                  OR OFFICER    OF CURRENT
           NAME               AGE            POSITIONS               SINCE         TERM
------------------------------------------------------------------------------------------
DIRECTORS CONTINUING IN
OFFICE
Harold R. Frank*              74    Chairman of the Board and        1983          2000
                                    Director
Edfred L. Shannon, Jr.*       72    Director                         1983          2000
John E. Pelo+                 42    Director                         1998          2001
Peter H. van Oppen+           46    Director                         1998          2001

ADDITIONAL OFFICERS
James H. Stanton              54    Vice President-Corporate         1982
                                    Accounts
Glenn A. Waller               53    Vice President- Western          1982
                                    Region Sales
Steven D. Evans               51    Chief Financial Officer and      1991
                                    Vice President-Finance and
                                    Administration
Gary W. Kanegis               52    Vice President-Sales             1991
Vernon L. Perry               64    Vice President-Quality           1991
                                    Assurance
Richard J. Hebel              47    Vice President-Corporate         1993
                                    Marketing and Business
                                    Development
Scott L. Mathews              40    Vice President-General           1996
                                    Manager of Automated
                                    Inspection Systems

+ Member of the Audit Committee
* Member of the Compensation Committee

                               -------------------

        Mr. Frank, a founder of the Company, has been Chairman of the Company and a director since 1983. Mr. Frank is Chairman Emeritus and a director of Applied Magnetics Corporation, a producer of magnetic recording heads for the computer industry. He served as Chairman of Applied Magnetics Corporation from 1957 until 1995. Mr. Frank is also a director of Circon Corporation, a medical instruments company.

        Mr. Shannon, a founder of the Company, has served as a director of the Company since 1983. He is currently a private investor. Mr. Shannon joined Santa Fe International Corporation, an oil drilling and exploration company in 1953, and was President and Chief Executive Officer of Santa Fe International Corporation from 1963 to 1991. He served as non-executive Chairman from 1991 to 1993. Mr. Shannon is also a director of Edison International Corporation.

        Mr. Madsen, a founder of the Company, has been President and Chief Executive Officer of the Company and a director since 1982. He served in various executive capacities with the Company's predecessor beginning in 1972, including President from 1980 to 1983, Vice President of Operations from 1979 to 1980 and Vice President of Engineering from 1975 to 1979.

        Mr. Wicher, a founder of the Company, has been Secretary and a director since 1982. In 1996 he became Vice President-General Manager of Specialized Conveying Systems. He served as Chief Financial Officer from 1983 to 1994, and as Vice President of Manufacturing from 1991 to 1996. Mr. Wicher served as Controller of the Company's predecessor from 1980 to 1983 and served from 1977 to 1980 as Controller of the telecommunications division of California Microwave, a communications equipment manufacturer.

        Mr. Pelo has served as a director of the Company since 1998. He has been President and Chief Executive Officer of Swire Pacific Holdings, Inc., a subsidiary of Swire Pacific Ltd., Hong Kong, since 1996. Swire Pacific Ltd. is a diversified holding company with real estate, shipping, airline, trading, insurance, and soft drink interests in Asia and North America. Between 1984 and 1996, he served as General Manager of one of Swire's soft drink operations in the United States.

        Mr. van Oppen has been a director of the Company since 1998. He has served as Chairman and Chief Executive Officer of Advanced Digital Information Corporation (ADIC), a supplier of automated tape storage libraries for client server networks, since 1994. Between 1985 and 1996, he served in several capacities at Interpoint Corporation, including Chairman, President and Chief Executive Officer. Mr. van Oppen is also a director of Seattle FilmWorks, Inc. and Spacelabs Medical, Inc.

        Mr. Stanton, a founder of the Company, has been Vice President of Corporate Accounts since 1997. He was Vice President-Product Management, Specialized Conveying Systems from 1994 to 1997, and was a director from 1982 to 1998. He served as the Company's Vice President of Corporate Accounts from 1992 to 1994, and as Vice President of International Marketing from 1983 to 1992. Mr. Stanton served in various capacities with the Company's predecessor beginning in 1972, including General Sales Manager from 1980 to 1983 and International Manager from 1977 to 1980.

        Mr. Waller, a founder of the Company, has served as Vice President of Western Region Sales since 1992 and was a director from 1982 to 1998. He served as Vice President/Manager of Optical Products Marketing and Sales from 1990 to 1992 and as Vice President/Product Engineering Manager from 1986 to 1990. He was Vice President of Engineering from 1983 to 1986. Mr. Waller served in various engineering management capacities with the Company's predecessor from 1972 to 1983.

        Mr. Evans has served as Chief Financial Officer since 1994, and has been Vice President of Finance and Administration since joining the Company in 1991. From 1988 until 1990, he was employed as Vice President of Finance and Chief Financial Officer by NeuroCom International, Inc., a medical equipment manufacturer, and from 1986 until 1988, he served as Corporate Controller of Synektron Corp., a disk drive component manufacturer.

        Mr. Kanegis joined the Company in 1985 and served as Director of Optical Products until 1987. He served as Vice President of Sales and Service from 1991 to 1997 and is currently Vice President of Sales. He was Director of Eastern Regional Sales from 1987 to 1991. From 1979 to 1985, Mr. Kanegis was Vice President of Marketing of Spectron Engineering, a manufacturer of electro-optical instruments and machine vision systems for inspection of manufactured goods.

        Mr. Perry has served as Vice President of Quality Assurance since 1991. He was the Company's Director of Quality Control from 1988 to 1991 and its Director of Customer Service/Quality Assurance from 1983 until 1988. He served as Director of Research and Development for the Company's predecessor from 1975 to 1982 and as its Product Sales Manager from 1982 to 1983.

        Mr. Hebel joined the Company in 1993 as Vice President of Marketing, and is currently Vice President of Corporate Marketing and Business Development. From 1992 to 1993, he was a management consultant with Integral Management Resources, providing consulting services on marketing and strategic planning to food processing and packaging equipment companies. From 1988 to 1992, he served as Director of Marketing for INEX Vision Systems, a manufacturer of automated visual inspection systems.

        Mr. Mathews joined the Company in 1996 as Vice President-General Manager of Automated Inspection Systems. From 1982 to 1996, he worked for General Electric Medical Systems in several sales and marketing management capacities. From 1994 to 1996, he served as General Manager of Global Positron Emission Tomography, a business division of General Electric.

-------------------

        During the fiscal year ended September 30, 1998, the Board of Directors held five meetings. Each director attended all of the meetings of the Board of Directors with the exception of Messrs. Pelo and Shannon who each were absent from one meeting.

        The Audit Committee consists of Messrs. Pelo, van Oppen and Wicher. The function of the Audit Committee is to recommend to the Board of Directors the appointment of the Company's independent public accountants, to review and approve the scope of the yearly audit and proposed budget for audit fees, to review the Company's internal controls and to consult with, and review recommendations made by, the accounting firm with respect to financial statements, financial records and internal controls, and to make such other recommendations to the Board of Directors as it deems appropriate from time to time. The Audit Committee met twice during fiscal 1998 and all members attended both meetings.

        The Compensation Committee consists of Messrs. Frank and Shannon. Mr. Madsen participates in meetings as an ex officio member. The Compensation Committee considers recommendations of the Company's management regarding the compensation of the senior executives of the Company, considers management's proposals regarding stock incentive grants and their consistency with policies established by the Board of Directors and administers the Company's stock option plans. The Compensation Committee met twice during fiscal 1998 and all members attended both meetings.

        The Board of Directors does not have a standing nominating committee.

COMPENSATION OF DIRECTORS

        Members of the Board of Directors who are employees of the Company are not separately compensated for serving on the Board of Directors. Directors who are not employees of the Company are paid an annual retainer of $6,000 and $1,000 for each board meeting attended, plus reimbursement of expenses.

                              -------------------


                             EXECUTIVE COMPENSATION

CASH AND NON-CASH COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

        The following table sets forth, for the fiscal years ended September 30, 1998, 1997 and 1996, compensation information with respect to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers, based on the salary and bonus earned during fiscal 1998.


                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION               LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                             -------------------------------------------------------
           (A)               (B)      (C)       (D)             (E)          (F)          (G)
                                                                          SECURITIES
                                                                          UNDERLYING
                                                            OTHER ANNUAL   OPTIONS/    ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY(1)   BONUS        COMPENSATION     SARS     COMPENSATION
                                      ($)       ($)             ($)          (#)          ($)
----------------------------------------------------------------------------------------------------
Thomas C. Madsen             1998   255,000         0            *          20,000       8,924  (2)
  President and Chief        1997   250,294       101            *          20,000      20,566  (2)
  Executive Officer          1996   227,866   100,101            *          25,000      15,879  (2)


Gordon Wicher                1998   161,731         0            *          15,000       7,119  (3)
  Vice President-            1997   160,102       101            *          15,000      17,907  (3)
  General Manager,           1996   135,720    40,101            *          15,000      14,521  (3)
  Specialized
  Conveying Systems

Scott L. Mathews             1998   161,731         0            *          15,000       4,128  (5)
  Vice President-            1997   158,178       101                       15,000       1,146  (5)
  General Manager,           1996    61,066    30,101        34,920 (4)     30,000         109  (5)
  Automated                                                      *
  Inspection Systems

Steven D. Evans              1998   121,246         0            *           7,000       3,810  (6)
  Chief Financial            1997   117,409       101            *           8,000      16,543  (6)
  Officer and Vice           1996   105,791    35,101            *          10,000      12,730  (6)
  President, Finance and
  Administration

Gary W. Kanegis              1998   115,000     3,000            *           6,000       3,616  (9)
  Vice President, Sales      1997   113,755       101  (7)       *          10,000      16,657  (9)
                             1996   107,538    52,101  (8)       *          10,000      45,398  (9)


 ------------------
*Benefits and perquisites received totaled less than 10% of combined salary and bonus.

(1) Includes amounts deferred by the executive officers under the Company's Profit Sharing and 401(k) Plan.
(2) Consists of the following: $5,401, $18,208, and $14,168 contributed by the Company under its Profit Sharing and 401(k) Plan in 1998, 1997, and 1996, respectively; and term life insurance premiums of $3,523, $2,358, and $1,712 in 1998, 1997, and 1996, respectively.
(3) Consists of the following: $4,625, $15,823, and $12,668 contributed by the Company under its Profit Sharing and 401(k) Plan in 1998, 1997, and 1996, respectively; and term life insurance premiums of $2,494, $2,084, and $1,853 in 1998, 1997, and 1996, respectively.
(4) Consists of reimbursed moving expenses of $29,520 and auto allowance of $5,400.
(5) Consists of the following: $3,763 and $889 contributed by the Company under its Profit Sharing and 401(k) Plan in 1998 and 1997, respectively; and term life insurance premiums of $365, $257 and $109 in 1998, 1997 and 1996, respectively.
(6) Consists of the following: $2,842, $15,744, and $12,266 contributed by the Company under its Profit Sharing and 401(k) Plan in 1998, 1997, and 1996, respectively; and term life insurance premiums of $968, $799, and $464 in 1998, 1997, and 1996, respectively.
(7)     Consists of a $3,000 incentive bonus outside the Management Incentive
        Plan.
(8)     Includes a $12,000 incentive bonus outside the Management Incentive
        Plan.
(9) Consists of the following: $2,724, $15,783, and $12,514 contributed by the Company under its Profit Sharing and 401(k) Plan in 1998, 1997, and 1996, respectively; and term life insurance premiums of $892, $874, and $499 in 1998, 1997, and 1996, respectively; and a phantom stock payment of $32,385 deferred from prior years in 1996.


STOCK OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS DURING LAST FISCAL YEAR

        The following table sets forth certain information regarding options for the purchase of the Company's Common Stock that were awarded to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers.


                        OPTION/SAR GRANTS IN FISCAL 1998

                                                                                     POTENTIAL
                                                                                 REALIZABLE VALUE
                                                                                    AT ASSUMED
                                                                                  ANNUAL RATES OF
                                                                                    STOCK PRICE
                            INDIVIDUAL GRANTS                                      APPRECIATION
                                                                                    FOR OPTION
                                                                                       TERMS
--------------------------------------------------------------------------------------------------
       (A)              (B)             (C)            (D)          (E)           (F)       (G)
                     NUMBER OF
                     SECURITIES     % OF TOTAL
                     UNDERLYING      OPTIONS/
                      OPTIONS/     SARS GRANTED    EXERCISE OR
                        SARS      TO EMPLOYEES IN   BASE PRICE   EXPIRATION
       NAME          GRANTED(#)     FISCAL YEAR       ($/SH)        DATE          5%($)    10%($)
--------------------------------------------------------------------------------------------------
Thomas C. Madsen       20,000          12.8%          $11.75       5/22/08      $147,790  $374,529
Gordon Wicher          15,000           9.6%          $11.75       5/22/08      $110,843  $280,897
Scott L. Mathews       15,000           9.6%          $11.75       5/22/08      $110,843  $280,897
Steven D. Evans         7,000           4.5%          $11.75       5/22/08       $51,727  $131,085
Gary W. Kanegis         6,000           3.8%          $11.75       5/22/08       $44,337  $112,359

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                    NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                     SHARES                         OPTIONS AT FY-END(#)            AT FY-END($)(1)
                    ACQUIRED ON     VALUE         --------------------------   --------------------------
       NAME         EXERCISE(#)    REALIZED($)    EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
---------------------------------------------------------------------------------------------------------
Thomas C. Madsen        0              0             33,500        49,500              0          0

Gordon Wicher           0              0             22,500        35,000        $ 2,813          0

Scott L. Mathews        0              0             18,750        41,250              0          0

Steven D. Evans         0              0             17,250        19,125        $ 1,125          0

Gary W. Kanegis         0              0             26,250        19,750        $ 2,625          0

------------------

(1) The dollar values were calculated by determining the difference between the closing market price of the securities underlying the options at fiscal year end, September 30, 1998, and the exercise price of the options.


           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        With respect to fiscal 1998, the Compensation Committee, who are non-employee members of the Board of Directors, reviewed and assumed responsibility for oversight of the determination of the salary, incentive and stock option compensation for the executive officers of the Company. The two members of the Compensation Committee are not eligible to participate in any of the incentive compensation plans, but will receive nondiscretionary grants under the 1996 Employees' Stock Option Plan. Mr. Madsen makes recommendations to the members of the Compensation Committee regarding the compensation of the other executive officers of the Company, but does not participate in the determination of his own compensation. As used in this report, the term "Compensation Committee" refers to Messrs. Frank and Shannon.

        It is the Company's policy to offer competitive compensation opportunities for its employees based on a combination of factors, including corporate performance, business unit performance and the individual's personal contribution to the business. With respect to fiscal 1998, the Compensation Committee did not consider or adopt compensation policies for the President that were different from the compensation policies considered and adopted for the executive officers as a group.

        There are three basic elements to executive officer compensation: base salary, management incentive compensation, and stock incentives in the form of stock options granted at market value.

        Base Salary

        In reaching the determinations concerning fiscal 1998 executive officer base salaries, the Compensation Committee considered the recommendations of the President, individual performance and the Company's financial performance. Among other factors, the recommendations of the President were based upon review of competitive compensation information published by the American Electronics Association and information provided by an independent compensation consultant. In making his recommendations, the President compared the Company to a self-selected group of companies of similar size and considered compensation only for executives with similar job descriptions. Compensation recommendations were targeted to fall at the mid-point of the comparative group. The comparable companies considered for compensation purposes are not the same as the peer companies utilized in the Stock Performance Graph included elsewhere herein because the President believes the Company's most direct competitors for executives are not necessarily the same companies that would be included in a peer group established to compare shareholder return.

        In addition to the recommendations of the President, the Compensation Committee considered its own assessment of the individual performance of the executives and its own subjective assessment of the Company's overall financial performance. There is no fixed relationship between base salary and corporate performance or between base salary and the competitive range of salaries that may be offered by competitive companies. The members of the Compensation Committee consider their business judgment in light of their experience to be an important factor in establishing executive compensation. After consideration of the foregoing factors, the Compensation Committee elected not to increase the base salary for Mr. Madsen and approved salary increases recommended for the other named executive officers averaging approximately 2.0 percent over prior base salary.

        Management Incentive Compensation

        The Company's bonus program, in the form of its Management Incentive Plan, is designed to tie executive compensation to the Company's performance. The program blends objective factors for funding the Management Incentive Plan with subjective evaluations of each participant's contributions to the success of the Company.


        Funding of the Management Incentive Plan bonus pool is based on three factors: (1) new bookings, (2) profitability, and (3) return on net assets. For each of these three factors, the Company establishes annual goals for the eligible group of executives and other employees. An amount equal to 10 percent of the salary pool is added to the bonus pool for each of the three factors if the Company achieves the maximum goals. Therefore, a maximum of 30 percent of the salary pool could be added to the bonus pool with respect to a particular fiscal year. If the Company attains a certain level of performance but does not reach the stated goal, an amount equal to the corresponding proportion of the salary pool will be added to the Management Incentive Plan bonus pool.

        The participants in the Management Incentive Plan are selected on the basis of perceived contribution to the success of the Company by the Compensation Committee upon the recommendation of the President. The amount of base salaries eligible for the Management Incentive Plan bonus pool for fiscal 1998 was $2,000,000. Therefore, the maximum amount that could have been allocated to the Incentive Plan was $600,000.

        The President makes recommendations to the Compensation Committee concerning distribution of the Management Incentive Plan bonus pool funds. The recommendations are based on the participants' contributions to the Company for the fiscal year, giving primary consideration to the same factors used in determining the funding of the Management Incentive Plan bonus pool.

        The Compensation Committee may amend, modify or approve the recommended distributions. In fiscal 1998, the Company's booked orders, profitability, and return on net assets did not meet the minimum level to qualify for funding of the Management Incentive Plan and, therefore, no bonuses were paid.

        Stock Incentive Compensation

        The Board of Directors believes that stock ownership by executive officers and key employees provides valuable incentives for such persons to benefit as the Company's Common Stock price increases and that stock option-based incentive compensation arrangements help align the interests of executives, employees and shareholders. To facilitate these objectives, the Board of Directors, since 1989, has granted stock options to executive officers and key employees through the 1996 Employees' Stock Option Plan (the "Plan").

        Pursuant to this Plan, 82 individuals were granted options during fiscal 1998 to purchase 156,200 shares at a price equal to fair market value at the date of grant. In determining the number of options granted to executive officers, the Board of Directors considered the person's opportunity to affect the share price of the Company's Common Stock, the level of the person's performance based on past performance and the anticipated incentive effect of the number of options granted. The grants provided that one-quarter of such options were to become exercisable one year from the date of grant and in one-quarter increments on the anniversary date of the original grant in each of the Company's next three succeeding fiscal years. The options have a ten-year term. For additional information regarding stock option grants and exercises see the "Option/SAR Grants in Fiscal 1998," "Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values," and "Summary Compensation" tables included elsewhere herein.

        Messrs. Frank and Shannon and the other directors believe that the policies and plans described above provide competitive levels of compensation and effectively link executive and shareholder interests. Moreover, the directors believe such policies and plans are consistent with the long-term investment objectives appropriate to the business in which the Company is engaged.

               Respectfully submitted,

               Harold R. Frank         Thomas C. Madsen       John E. Pelo
               Edfred L. Shannon, Jr.  Gordon Wicher          Peter H. van Oppen

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Mr. Madsen, the President and Chief Executive Officer, is not a voting member but does participate as an ex officio member of the Compensation Committee with respect to compensation recommendations for the executive officers other than himself. To the extent the responsibilities of the Compensation Committee were performed by the Board of Directors, Mr. Wicher, who is both a director and an executive officer of the Company, did not participate in the deliberations regarding executive officer compensation.

                             STOCK PERFORMANCE GRAPH
                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
     AMONG KEY TECHNOLOGY, INC., THE S&P 500 INDEX, THE NASDAQ STOCK MARKET
                            (U.S.) AND A PEER GROUP

                                    [GRAPH]

--------------------------------------------------------------------------------------------------
TOTAL RETURN ANALYSIS
                            9/30/93      9/30/94     9/29/95      9/30/96      9/30/97     9/30/98
--------------------------------------------------------------------------------------------------
KEY TECHNOLOGY, INC.       $ 100.00     $  56.00    $ 140.00     $ 282.67     $ 170.67    $  78.67
--------------------------------------------------------------------------------------------------
PEER GROUP                 $ 100.00     $ 110.91    $ 150.91     $ 159.09     $ 186.36    $ 109.85
--------------------------------------------------------------------------------------------------
NASDAQ COMPOSITE (US)      $ 100.00     $ 101.48    $ 140.00     $ 165.93     $ 227.41    $ 228.51
--------------------------------------------------------------------------------------------------
S&P 500                    $ 100.00     $ 103.69    $ 134.49     $ 161.82     $ 227.24    $ 247.82
--------------------------------------------------------------------------------------------------

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from Bloomberg Financial Markets

PEER GROUP CONSISTS OF: COGNEX CORP., INC., MTS SYSTEMS CORP.,
NORDSON CORP., THERMO ELECTRON CORP., BALDWIN TECHNOLOGY CO., INC., CEM CORP., IDEX CORP., PERCEPTRON, INC., FLIR SYSTEMS, INC., FIGGIE INTERNATIONAL, INC., FLOW INTERNATIONAL CORP., FMC CORP., FLOWSERVE CORP.

                             PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of December 2, 1998, with respect to the beneficial ownership of the Company's Common Stock (the only class of shares of outstanding voting securities of the Company) by each director or nominee for director, by each named executive officer, by all directors and officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock. Unless otherwise indicated, each person has sole voting power and sole investment power.

                                         AMOUNT AND
  NAME AND ADDRESS OF               NATURE OF BENEFICIAL      PERCENT OF
    BENEFICIAL OWNER                      OWNERSHIP              CLASS
------------------------------------------------------------------------
Thomas C. Madsen                          534,321(1)              11.3
    150 Avery Street
    Walla Walla, Washington 99362
Gordon Wicher                             237,906(1)               5.0
    150 Avery Street
    Walla Walla, Washington 99362
Harold R. Frank                           242,500(1)               5.1
    6054 La Goleta
    Goleta, California  93117
Edfred L. Shannon, Jr.                     35,500(1)                *
    1000 South Fremont Avenue
    Alhambra, California  91802
John E. Pelo                                1,250                   *
    #6 Gatehouse Lane
    Sandy, Utah  84092
Peter H. van Oppen                          5,000                   *
    Advanced Digital
      Information Corporation
    P.O. Box 97057
    Redmond, WA  98073-9757
James A. Frank                            298,927                  6.4
    P.O. Box 6527
    Santa Barbara, Calif. 93160-6527
Robert K. Frank                           396,000                  8.4
    P.O. Box 202
    Los Alamos, California 93440
Scott L. Mathews                           24,250(1)                *
    150 Avery Street
    Walla Walla, Washington 99362
Steven D. Evans                            29,934(1)                *
    150 Avery Street
    Walla Walla, Washington 99362
Gary W. Kanegis                            30,473(1)                *
    150 Avery Street
    Walla Walla, Washington 99362
All executive officers and              1,421,605                 29.1
directors as a group (13 persons)

------------------

*Less than one percent.

(1) Includes shares purchasable under options exercisable within 60 days of December 2, 1998 in the following amounts:

        Thomas C. Madsen           33,500            Scott L. Mathews     18,750
        Gordon Wicher              22,500            Steven D. Evans      17,250
        Harold R. Frank            12,500            Gary W. Kanegis      26,250
        Edfred L. Shannon Jr.      12,500

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

        Based solely on the Company's review of the copies of such forms it received and written representations from reporting persons required to file reports under Section 16(a), to the Company's knowledge all of the Section 16(a) filing requirements applicable to such persons with respect to fiscal 1998 were complied with.


                                     ITEM 2
                      RATIFICATION OF SELECTION OF AUDITORS

        The Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 1999. Deloitte & Touche LLP has acted as independent public accountants for the Company since 1985. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

        Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 1999 fiscal year.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1999 FISCAL YEAR.


                                 OTHER BUSINESS

        Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the meeting.

        Shareholders may only bring business before an annual meeting if the shareholder proceeds in compliance with the Company's Restated Bylaws. For business to be properly brought before the 1999 Annual Meeting by a shareholder, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on January 14, 1999. The notice to the Secretary must set forth as to each matter that the shareholder proposes to bring before the meeting: (a) a brief description of the business; (b) the shareholder's name and address as they appear on the Company's books; (c) the class and number of shares beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. The presiding officer at any annual meeting will determine whether any matter was properly brought before the meeting in accordance with the above provisions. If he should determine that any matter has not been properly brought before the meeting, he will so declare at the meeting and the matter will not be considered or acted upon.


                              SHAREHOLDER PROPOSALS

        To be eligible for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to complying with the shareholder eligibility and other requirements of the Securities and Exchange Commission's rules governing such proposals, be received not later than September 6, 1999 by the Secretary of the Company at the Company's principal executive offices, 150 Avery Street, Walla Walla, Washington 99362.

                               -------------------

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO BE PRESENT IN PERSON, YOU ARE RESPECTFULLY REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                             By order of the Board of Directors,


                             /s/ GORDON WICHER

                             Gordon Wicher
                             Secretary



Dated:  January 4, 1999

                                     KEY TECHNOLOGY, INC.
                     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       ANNUAL MEETING OF SHAREHOLDERS, FEBRUARY 3, 1999

PLEASE MARK,  The undersigned hereby appoints Thomas C. Madsen and Gordon
 DATE, SIGN   Wicher, and each of them, proxies with full power of substitution,
     AND      to represent and vote, as designated below, on behalf of the
   RETURN     undersigned, all shares which the undersigned may be entitled to
    THIS      vote at the Annual Meeting of Shareholders of KEY TECHNOLOGY, INC.
    PROXY     on February 3, 1999, and any adjournment or postponement thereof.
   IN THE     A majority of the proxies or substitutes present at the meeting,
  ENCLOSED    or if only one person shall be present then that one, may exercise
  ENVELOPE    all powers granted hereby.

              PROPOSAL TO ELECT THOMAS C. MADSEN AND GORDON WICHER AS DIRECTORS (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE OUT THAT NOMINEE'S NAME ABOVE.):

                           [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

                         (Continued and to be signed on reverse side)

                          (continued from other side)

       P
       R
       O
       X
       Y

                 PROPOSAL TO RATIFY SELECTION OF DELOITTE & TOUCHE LLP

                   AS INDEPENDENT AUDITORS FOR THE 1999 FISCAL YEAR:

                        [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

       THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE ABOVE MATTERS, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, AND FOR APPROVAL OF THE SELECTION OF AUDITORS. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                                             Dated:
                                             -----------------------------, 1999

                                             -----------------------------------

                                                   Signature or Signatures

Please sign above exactly as your name or names appear on this card. If more than one name appears, all should
                                             sign. Persons signing as executor,
                                             administrator, trustee, guardian,
                                             corporate officer or in any other
                                             official or representative
                                             capacity, should also provide full
                                             title.